UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 29, 2023
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C4 THERAPEUTICS, INC.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39567	47-5617627
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

490 Arsenal Way, Suite 120 Watertown, MA		02472
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (617) 231-0700
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	CCCC	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
License Agreement
On May 29, 2023, C4 Therapeutics, Inc. (“C4T”) entered into a License and Collaboration Agreement (“License Agreement”) with Betta Pharmaceuticals Co., Ltd. (“Betta Pharma”) to collaborate on the development and commercialization of CFT8919, an orally bioavailable BiDAC™ degrader that is designed to be potent and selective against EGFR bearing an oncogenic L858R mutation, in mainland China, Hong Kong SAR, Macau SAR and Taiwan (the “Licensee Territory”), with C4T retaining rights to CFT8919 in the rest of the world other than the Licensee Territory (the “C4T Territory”).
Pursuant to the terms of the License Agreement, C4T grants Betta Pharma an exclusive license under certain of C4T’s intellectual property rights to develop, manufacture and commercialize CFT8919 for all uses in humans in the Licensee Territory. Betta Pharma is responsible for all development, regulatory approval, manufacturing and commercialization costs in the Licensee Territory except where Betta Pharma acts as C4T’s agent in the Licensee Territory in connection with a global trial sponsored by C4T. As part of the collaboration, Betta Pharma has agreed to make an upfront cash payment of $10.0 million and up to $357.0 million in aggregate milestone payments, plus tiered royalties on net sales of CFT8919 in the Licensee Territory. Royalties payable from Betta Pharma to C4T range from low to mid double-digit percent, subject to certain reductions under certain circumstances as described in the License Agreement. In addition, as part of the collaboration, C4T has agreed to make milestone payments to Betta Pharma of up to $40 million following C4T’s receipt of approval of a New Drug Application for CFT8919 from the U.S. Food and Drug Administration, with the milestone amount based on the percentage of patients in contemplated clinical trials that were enrolled by Betta Pharma and the line of therapy of the approval. In addition, C4T has agreed to pay Betta Pharma tiered royalties on net sales of CFT8919 in the C4T Territory, in the low single digit percent range, subject to certain reductions under certain circumstances as described in the License Agreement. Under the License Agreement, the royalty term for all contemplated royalties shall terminate on a product-by-product and country-by-country basis on the latest of (i) the twelve (12) year anniversary of the first commercial sale of such product in such country, (ii) the expiration of any regulatory exclusivity period that covers such product in such country, and (iii) the expiration of the last-to-expire licensed patent that covers such product in such country. Further, an affiliate of Betta Pharma has agreed to purchase C4T stock valued at $25.0 million as described below.
The License Agreement includes customary representations and warranties, covenants and indemnification obligations for a transaction of this nature. The License Agreement became effective upon signing and will continue until all of Betta Pharma’s applicable payment obligations under the License Agreement have been performed or have expired, or the agreement is earlier terminated. Under the terms of the License Agreement, C4T and Betta Pharma each have the right to terminate the agreement for material breach by, or insolvency of, the other party. Betta Pharma may also terminate the License Agreement in its entirety, or on a product-by-product or country-by-country basis, for convenience upon ninety (90) days’ notice.
Stock Purchase Agreement
On May 29, 2023 and in connection with the execution of the License Agreement, C4T, Betta Pharma, and Betta Investment (Hong Kong) Limited (“Betta Investment”), an affiliate of Betta Pharma, entered into a Stock Purchase Agreement (the “Stock Purchase Agreement” and together with the License Agreement, the “Betta Agreements”), pursuant to which Betta Investment agreed to purchase 5,567,928 shares of C4T common stock (the “Shares”) for an aggregate purchase price of approximately $25.0 million, or $4.49 per share, which represents a 25% premium over the 60-trading-day volume weighted average closing price as of two trading days prior to the effective date of the Stock Purchase Agreement. Based on shares currently outstanding and the shares to be issued to Betta Investment, Betta Investment will own approximately 10.2% of the outstanding shares of C4T common stock after its purchase of the Shares. Under the Stock Purchase Agreement, Betta Investment has agreed not to dispose of any of the Shares for a period of 12 months after their issuance. In addition, Betta Investment has agreed to vote the Shares in accordance with the recommendations of the C4T board of directors on certain matters for a period of 12 months following their issuance. C4T has agreed to register the Shares for resale under the Securities Act of 1933, as amended (the “Securities Act”). Closing under the Stock Purchase Agreement is subject to customary closing conditions, as well as continued effectiveness of the License Agreement and Betta Investment’s receipt of a certificate of outbound investment by enterprises by the Ministry of Commerce of the People’s Republic of China, the National Development and Reform Commission of the People’s Republic of China and State Administration of Foreign Exchange of the People’s Republic of China or their local counterparts. The Stock Purchase Agreement also includes customary representations and warranties, covenants and indemnification obligations.
On May 30, 2023, C4T issued a press release relating to the Betta Agreements. A copy of this press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.
Item 3.02 Unregistered Sales of Equity Securities.
The information provided above under Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02. The Shares are to be sold to Betta Investment in reliance upon an exemption from registration afforded by Section 4(2) of the Securities Act as the transaction does not involve any public offering. Betta Investment has represented to C4T that it is an “accredited investor” within the meaning of Regulation D.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits. The exhibits shall be deemed to be filed or furnished, depending on the relevant item requiring such exhibit, in accordance with the provisions of Item 601 of Regulation S-K (17 CFR 229.601) and Instruction B.2 to this form.

Exhibit Number	Description
10.1*	License and Collaboration Agreement, dated May 29, 2023, by and between C4 Therapeutics, Inc. and Betta Pharmaceuticals Co., Ltd.
10.2	Stock Purchase Agreement, dated May 29, 2023, by and among C4 Therapeutics, Inc., Betta Pharmaceuticals Co., Ltd. and Betta Investment (Hong Kong) Limited.
99.1	Press release issued May 30, 2023
104.0	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Portions of this exhibit (indicated by asterisks) will be omitted in accordance with the rules of the Securities and Exchange Commission.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

C4 Therapeutics, Inc.

Date: May 30, 2023	By:	/s/ Jolie M. Siegel
Jolie M. Siegel
Chief Legal Officer